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                                                                    EXHIBIT 10.9

                  EMPLOYMENT AGREEMENT, dated as of the 6th day of May 2003 (the "Effective Date") by and between PARAGON FINANCIAL CORPORATION., a Delaware corporation (the "Company"), and STEVEN L. BARNETT (the "Executive").

                  WHEREAS, the Company and the Executive entered into a consulting agreement, dated December 30, 2002 (the "Consulting Agreement");

                  WHEREAS, the Company and the Executive have ended their consulting relationship and entered into an employment relationship;

                  WHEREAS, the Company and Executive desire to affirm the termination of the Consulting Agreement, and memorialize the terms and conditions upon which the Executive shall be employed by the Company and upon which the Company shall compensate the Executive;

                  WHEREAS, the Company and Executive hereby enter into this employment agreement effective as of the Effective Date;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

         1.       EMPLOYMENT; TERM

                  The Company will employ the Executive in its business, and the Executive will work for the Company, on the terms and conditions set forth herein and for a term commencing as of the Effective Date and terminating on May 5, 2007 (the "Employment Period"). Such employment may be terminated by the Company at any time for "cause". As used in this Agreement, "cause" shall mean the Executive's commission of any act in the performance of his duties constituting common law fraud, a felony or other gross malfeasance of duty, insubordination, any misrepresentation or breach of any covenant on the Executive's part herein set forth, violation of federal or state securities laws, rules or regulations, or violation of rules or regulations of NASDAQ or other stock exchange on which the Company is, or may become listed or included during the Employment Period, for which the Executive is found guilty or liable, or he agrees to pay fines or suffer sanctions or injunctive relief whether or not he is found to be guilty or liable, or the Executive's engagement in misconduct or activities which is materially injurious to the Company or its subsidiaries or which brings the Company or its subsidiaries and/or the Company's Board of Directors into disrepute.

         2.       DUTIES

                  2.1 During the Employment Period, the Executive shall serve as the Company's Executive Vice President, General Counsel and Secretary. As Executive Vice President, General Counsel, and Secretary, Executive shall be responsible for overseeing all legal matters and business development acquisition activities including identifying, contacting and qualifying potential acquisition targets, deal structure, due diligence, legal issues and other related business matters, all in accordance with the policies and objectives established by the Company's Board of Directors. Executive shall have such further duties of an executive character as shall, from time to time, be delegated or assigned by the Chief Executive Officer of the Company or its Board of Directors, consistent with the Executive's position. Executive shall report to the Company's Chief Executive Officer and Board of Directors.

                  2.2 The Executive shall perform the duties hereunder at his home office in the West Harrison, New York area unless Executive is traveling for Company business. The Company may request Executive to relocate to the Ponte Vedra Beach, Florida area on or after August 31, 2004. The terms of which shall be mutually agreeable to the Company and Executive and similar to the relocation benefits provided other senior executives of the Company. If at any time after August 31, 2004, the Company provides a written request to Executive to relocate to the Ponte Vedra Beach area and Executive elects not to relocate after good faith efforts by both Executive and the Company to negotiate satisfactory terms and conditions of his relocation, then such election shall be deemed a voluntary termination as described in Section 11.2 (c) hereof.

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         3.       DEVOTION OF TIME

                  During the Employment Period, the Executive shall expend all of his working time for the Company; shall devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and shall not take part in activities detrimental to the best interests of the Company.

         4.       COMPENSATION

                  4.1 For all services to be rendered by the Executive during the Employment Period and in consideration of the Executive's representations and covenants set forth in this Agreement, the Executive shall be entitled to the compensation set forth in Paragraph 4.2.

                  4.2 The Executive shall be entitled to receive from the Company during the Employment Period minimum compensation at the rate of One Hundred Seventy Five Thousand Dollars ($175,000) per annum (the "Salary").

                  4.3 The Company agrees to reevaluate the Executive's Salary at the six-month and one-year anniversaries of the Effective Date, and no less than annually at the end of the calendar year thereafter, based on a review of compensation paid by similarly situated companies within the same industry to executives with similar duties.

                  4.4 The Executive shall be entitled to receive from the Company an annual performance bonus. Payment of said annual bonus will be based on Executive achieving specific goals and objectives which shall be mutually determined at a future date. Executive's bonus for calendar year 2003 shall be a full twelve month bonus and it shall not be prorated for number of months actually employed.

         5.       REIMBURSEMENT OF EXPENSES

                  The Company shall pay directly, or reimburse the Executive for, all reasonable and necessary expenses and disbursements incurred by the Executive for and on behalf of the Company in the performance of his duties during the Employment Period, including, without limitation, all reasonable expenses incurred by the Executive for (i) food, lodging and transportation, if he is required to perform any of his duties away from his primary place of residence, (ii) setting up and conducting business from a home office, and (iii) memberships, dues and subscriptions. For such purposes, the Executive shall submit to the Company, not less than once in each calendar month, reports of such expenses and other disbursements in form normally used by the Company.

         6.       BENEFITS

                  6.1 Vacation. The Executive shall be entitled to reasonable vacations during the Employment Period, the time and duration thereof to be determined by mutual agreement between the Executive and the Company.

                  6.2 Options. (a) Pursuant to a Stock Option Agreement, dated December 30, 2002, between Executive and the Company (the "December Stock Option Agreement"), executed in connection with, and referenced in, the Consulting Agreement, Executive was granted options to purchase up to Six Million (6,000,000) shares of common stock, par value $.0001 per share ("Common Stock") of the Company. As provided for in the December Stock Option Agreement, and restated herein, the terms and conditions of the option grant pursuant to the December Stock Option Agreement remain in effect upon the termination of the Consulting Agreement and subsequent employment of Executive and the December Stock Option Agreement shall be amended and restated to reflect such employment and this Employment Agreement.

                           (b) In addition to the options  referenced in Section
6.2(a), and in connection with the execution of this Employment Agreement, Executive is hereby granted options to purchase up to Two Million (2,000,000) shares of Common Stock of the Company. These options shall (i) be granted out of the Company's 2002 Equity Participation Plan; (ii) have an exercise price of One Hundred percent (100%) of the

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of the market value of the shares of Common Stock on the Effective Date; (iii)
have an exercise period of ten years from the date of grant; and (iv) vest at a rate of 25% of the total grant on each of the anniversary of the Effective Date of this Employment Agreement, subject to earlier vesting if certain Company revenue targets are met.

                  6.3 Club Dues. During the term of this Agreement, the Company shall pay the Executive a monthly stipend (the "Club Stipend") in a reasonable amount to be mutually determined by the Executive and the Company, for his country club dues.

                  6.4 Automobile Allowance. During the term of this Agreement, the Company shall provide the Executive with a monthly automobile allowance in a reasonable amount to be mutually determined by the Executive and the Company.

         7.       DISABILITY

                  If, during the Employment Period, the Executive shall, in the opinion of a majority of the members of the Board of Directors of the Company (excluding the Executive), as confirmed by competent medical evidence, become physically or mentally incapacitated to perform his duties for the Company hereunder ("Disabled") for a continuous period of thirty (30) days, then the Company shall have the right, by written notice, to terminate the Executive's employment hereunder as of a date (not less than five (5) days after the date of the sending of such notice) to be specified in such notice. The Executive agrees to submit himself for appropriate medical examination to a physician of the Company's designation as necessary for purposes of this Paragraph 7. In no event shall the Executive be entitled to receive any payments under this Paragraph 7 beyond the expiration or termination date of this Agreement.

         8.       RESTRICTIVE COVENANT

                  8.1 (a) The Executive represents that he has been informed that it is the policy of the Company to maintain as secret all Confidential Information (as hereinafter defined) relating to the Company, including, without limitation, any and all knowledge or information with respect to secret or confidential business methods, business plans, customer lists, strategic business data, financial, operating or marketing records or with respect to any other confidential or secret aspect of the Company's activities (collectively the "Proprietary Information"), and further acknowledges that such Confidential Information is of great value to the Company. The Executive recognizes that, by reason of his employment with the Company, he has acquired and will acquire Confidential Information as aforesaid. The Executive confirms that it is reasonably necessary to protect the Company's goodwill, and, accordingly, hereby agrees that he will not, directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company or as requested by law, or regulation or applicable legal regulatory or administrative process or by a court of competent jurisdiction), at any time during the term of this Agreement or thereafter divulge to any person, or use, or cause or authorize any person, firm or other entity to use, any such Confidential Information.

                           (b) The Executive agrees that, upon the expiration or
termination of this Agreement for any reason whatsoever, he shall promptly deliver to the Company any material relating to any Confidential Information as well as all memoranda, notes, records, documents, or other writings whatsoever made, compiled, acquired, or received by the Executive during the term of this Agreement, arising out of, in connection with, or related to any activity or business of the Company including, but not limited to, the customers or others with whom the Company has a business relationship, the arrangements of the Company with such parties, as well as any expansion policies and strategies for the future growth of the Company, and the Executive further agrees that all of the above mentioned items are, and shall continue to be, the sole and exclusive property of the Company, as applicable, and shall, together with all copies thereof, be returned and delivered to the Company within five (5) days of the termination of this Agreement, or at any time upon the Company's demand.

                           (c) For purposes hereof, the term "Confidential
Information" shall mean all Proprietary Information given to the Executive, directly or indirectly, in paper or electronic form and all other Proprietary Information relating to the Company otherwise acquired by the Executive during the course of his employment with the Company, other than Proprietary Information which (i) was in the public domain at the time furnished to, or acquired by, the Executive, or (ii) thereafter enters the public domain

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other than through disclosure, directly or indirectly, by the Executive or others in violation of an agreement of confidentiality or nondisclosure.

                  8.2 For purposes of this Paragraph 8, the term "Company" shall mean and include any and all subsidiaries, indirect subsidiaries, parents and affiliated entities of the Company in existence from time to time.

         9.       PARTICIPATION IN EXECUTIVE BENEFIT PLANS

                  9.1 The Executive and any beneficiary of the Executive shall be accorded the right to participate in and receive benefits under and in accordance with the provisions of any pension, profit sharing, insurance, bonus, deferred compensation, medical and dental insurance or reimbursement or other plan or program of the Company or its subsidiaries either in existence as of the date hereof or hereafter adopted for the benefit of its employees or other senior executives of the Company.

                  9.2 The Company has informed Executive that he will not be eligible to participate in the Company's medical or dental insurance plans in calendar year 2003. Executive shall be entitled to receive from the Company, on a monthly basis, an amount equal to the amount that the Executive pays for such coverage from a third party.

         10.      SERVICE AS OFFICER OF PARENT AND SUBSIDIARIES; SERVICE AS
                  DIRECTOR

                  During the Employment Period, the Executive shall, if elected or appointed, serve as (a) an officer of the sole parent and/or any subsidiaries or indirect subsidiaries of the Company in existence or hereafter created or acquired, (b) a Director of the Company and/or the sole parent and/or any such subsidiaries of the Company, in each case without any additional compensation for such services.

         11.      EARLIER TERMINATION

                  11.1 The Executive's employment hereunder shall automatically terminate upon his death.

                  11.2 The Company may terminate this Agreement at its option upon:

                           (a) the Executive's incapacity in accordance with
the provisions set forth in Section 7 hereof;

                           (b) one (1) day's prior written  notice to the
Executive in the event the Company terminates his employment hereunder for cause as set forth in Section 1 hereof;

                           (c) the Executive's voluntarily leaving the employ
of the Company; or

                           (d) at any time within twelve (12) months after a
Change in Control immediately upon written notice to the Executive without any further liability hereunder to the Executive, except to the extent set forth in
Section 11.4 hereof. For purposes of this Agreement, the terms "Change of Control" shall mean, except in connection with, or in relation to, a capital raising transaction:

                           (i) The transfer, through one transaction or a series
of related transactions, either directly or indirectly, or through one or more intermediaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, or the last of any series of transfers that results in the transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

                           (ii) Approval by the shareholders of the Company of a
merger or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to

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vote generally in the election of directors of the merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company;

                           (iii) The transfer, through one transaction or a
series of related transactions, of more than 50% of the assets of the Company, or the last of any series of transfers that results in the transfer of more than 50% of the assets of the Company. For purposes of this paragraph, the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the most recent financial statement prepared by the Company's independent accountants; or

                           (iv) During any calendar year, individuals who at the
beginning of such year constituted the Board of Directors of the Company and any new director or directors whose election by the Board of Directors was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the year or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof provided, however, that this provision will not be triggered in the event the Executive votes or causes other stockholders to vote their shares to cause said change to the directorship of the Company.

                  Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred if the Executive is part of a purchasing group, which consummates the Change in Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for ownership of less than five percent (5%) of the voting securities of the purchasing company).

                  11.3 The Executive may terminate this Agreement at any time within twelve (12) months after a Change in Control, upon thirty (30) days prior written notice to the Company. In such case, the Company will have no further liability hereunder to the Executive, except to the extent set forth in Paragraph 11.4 hereof

                  11.4 (a) Except as provided below in Paragraph 11.4(b) or 11.4(c), upon termination of the Executive's employment by the Company, the Executive shall be entitled to receive (a) any accrued, but unpaid, Salary, (b) any authorized but unreimbursed business expenses and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (c) any accrued but unpaid bonus, if any. Any amount due the Executive under clauses (a), (b), and/or (c) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder. The Company will have no other liability hereunder to the Executive.

                       (b) In the event this Agreement is terminated by the Company pursuant to the provisions of Paragraph 11.2(d) hereof after the occurrence of a Change of Control, or by the Executive pursuant to the provisions of Paragraph 11.3 hereof after the occurrence of a Change of Control, the Executive shall be entitled to receive (a) any accrued, but unpaid, Salary,
(b) any authorized but unreimbursed business expenses and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (c) any accrued but unpaid bonus, if any, and (d) an amount equal to the greater of One Hundred (100%) percent of the pro-rated monthly Salary amount payable hereunder for the unexpired Employment Period of the Agreement and one-year of Salary whether or not the Executive as sought or obtained employment elsewhere after the termination of the Executive's employment. Any amount due the Executive under clauses (a), (b), (c) and/or (d) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, the Company at its expense shall continue to provide the Executive with the medical and dental benefits set forth in Paragraph 10 above for the unexpired Employment Period of this Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment; provided, however, if the Executive obtains employment elsewhere during the aforesaid period, then the Company shall continue to provide the benefits set forth in Paragraph 10 hereof only to the extent the Executive does not receive such benefits in their entirety from the Executive's current employer. Upon payment of the amount, if any, due the Executive pursuant to this Paragraph 11.4(b), the Company shall have no further obligation to the Executive under this Agreement.

                       (c) In the event this Agreement is terminated by the Company other than for cause or after the occurrence of a Change of Control, the Executive shall be entitled to receive (a) any accrued, but unpaid, Salary, (b) any authorized but unreimbursed business expenses and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (c) any accrued but unpaid bonus, if any, and (d) an amount equal to the greater of One Hundred (100%) percent of the pro-rated monthly Salary amount payable hereunder for the unexpired Employment Period of the Agreement and one-year of Salary whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment. Any amount due the Executive under clauses (a), (b), (c) and/or (d) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, the Company at its expense shall continue to provide the Executive with the medical and dental benefits set forth in Paragraph 10 above for the unexpired Employment Period of this Agreement whether or not the Executive as sought or obtained employment elsewhere after the termination of the Executive's employment; provided, however, if the Executive obtains employment elsewhere during the aforesaid period, then the Company shall continue to provide the benefits set forth in Paragraph 10 hereof only to the extent the Executive does not receive such benefits in their entirety from the Executive's current employer. In addition, in the event of a termination, the Executive shall immediately vest in all outstanding options or other equity securities of the Company. Upon payment of the amount, if any, due the Executive pursuant to this Paragraph 11.4(c), the Company shall have no further obligation to the Executive under this Agreement.

                  11.5 Executive may voluntarily terminate his employment hereunder at any time. In the event of such termination, Executive shall be entitled to receive (a) any accrued, but unpaid, Salary, (b) any authorized but unreimbursed business expenses and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, and (c) any accrued but unpaid bonus, if any. Upon payment of the amount, if any, due the Executive pursuant to this Paragraph 11.5(a), the Company shall have no further obligation to the Executive under this Agreement.

                  11.6 Upon the termination of the Executive's employment, the Employment Period shall be deemed to have ended. Notwithstanding anything to the contrary herein, the provisions of Paragraph 8 hereof shall continue and remain in full force and effect as if the Employment Period continues for the number of months for which base salary was paid under this Section 11.

         12.    INJUNCTIVE RELIEF

                  The Executive acknowledges and agrees that, in the event he shall violate any of the restrictions of Paragraph 3 or 8 hereof, the Company will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity. The Executive acknowledges and agrees that, in addition to any other state having proper jurisdiction, any such relief may be sought in, and for such purpose the Executive consents to the jurisdiction of, the courts of the State of Florida.

         13.    NO RESTRICTIONS

                  The Executive hereby represents that neither the execution of this Agreement nor his performance hereunder will (a) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which the Executive is a party, or by which he may be bound, or (b) violate any order, judgment, writ, injunction or decree applicable to the Executive. In the event of a breach hereof, in addition to the Company's right to terminate this Agreement, the Executive shall indemnify the Company and hold it harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) incurred or suffered in connection with or as a result of the Company's entering into this Agreement or employing the Executive hereunder.


         14.      ARBITRATION

                  14.1 Except with regard to Paragraph 12 hereof and any other matters that are not a proper subject of arbitration, all disputes between the parties hereto concerning the performance, breach, construction or interpretation of this Agreement or any portion thereof, or in any manner arising out of this

Agreement or the performance thereof, shall be submitted to binding arbitration, in accordance with the rules of the American Arbitration Association (the "AAA"), which arbitration shall be carried out in the manner hereinafter set forth.

                14.2 Within twenty (20) days after written notice by one party to the other of its demand for arbitration, which demand shall set forth the name and address of its arbiter, the other party shall select its arbiter and so notify the demanding party. Within twenty (20) days thereafter, the two arbiters so selected shall select the third arbiter. The decision of any two (2) arbiters shall be binding upon the parties. In default of either side naming its arbiter as aforesaid or in default of the selection of the said arbiter as aforesaid, the AAA shall designate such arbiter upon the application of either party. The arbitration proceeding shall take place at a mutually agreeable location in Ponte Vedra Beach, Florida or such other location as agreed to by the parties.

                14.3 A party who files a notice of demand for arbitration must assert in the demand all claims then known to that party on which arbitration is permitted to be demanded. When a party fails to include a claim through oversight, inadvertence or excusable neglect, or when a claim has matured or been acquired subsequently, the arbitrators may permit amendment. A demand for arbitration shall be made within a reasonable time after the claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim would be barred by the applicable statute of limitations.

                14.4 The award rendered by the arbitrators shall be final, binding and conclusive, and judgment may be entered upon it in accordance with applicable law in the appropriate court in the State of Florida, with no right of appeal therefrom.

                14.5 Each party shall pay its or his own expenses of arbitration, and the expenses of the arbitrators and the arbitration proceeding shall be equally shared; provided, however, that, if, in the opinion of a majority of the arbitrators, any claim or defense was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators and the arbitration proceeding against the party raising such unreasonable claim or defense.

         15.    ASSIGNMENT

                This Agreement, as it relates to the employment of the Executive or his right to acquire Option Shares, is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated.

         16.    NOTICES

                Any notice required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

                IF TO THE EXECUTIVE:
                Mr. Steven L. Barnett
                88 Stonewall Circle
                West Harrison, New York 10604
                Telephone: (914) 448-2342
                Telecopier: (914) 448-0220

                IF TO THE COMPANY:
                5000 Sawgrass Village Circle
                Ponte Vedra Beach, Florida 32082
                Attention: Chief Executive Officer
                Telecopier Number:  (904) 285-2575

                WITH A COPY TO:
                Certilman Balin Adler & Hyman, LLP
                90 Merrick Avenue

                East Meadow, New York ll554
                Attention: Gavin C. Grusd, Esq.
                Telecopier Number:  (516) 296-7111


or at such other address as any party shall designate by notice to the other party given in accordance with this Paragraph 17.

         18.    GOVERNING LAW

                This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to agreements made and to be performed entirely in Florida.

         19.    WAIVER OF BREACH; PARTIAL INVALIDITY

                The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision or the part thereof and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction or arbiters, as the case may be, are authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

         20.    ENTIRE AGREEMENT

                This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only by a writing executed by the parties hereto.

         21.    WAIVER OF JURY TRIAL

         THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. THE COMPANY AND THE EXECUTIVE EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER THE COMPANY NOR THE EXECUTIVE SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

         22.    CONSULTING AGREEMENT

                The Company and Executive hereby affirm the termination of the Consulting Agreement, with the exception of any terms thereof that explicitly survive termination as stated therein.

       REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year above written.

                                   PARAGON FINANCIAL CORPORATION



                                   By:
                                      ------------------------------------------
                                      STEVEN BURLESON, CHIEF EXECUTIVE OFFICER




                                   ---------------------------------------------
                                   STEVEN L. BARNETT